Registration No. 33-

As filed with the Securities and Exchange Commission on
January 9, 1995
- -----------------------------------------------------------
- -----------------------------------------------------------
                      FORM S-8

               REGISTRATION STATEMENT
                        UNDER
             THE SECURITIES ACT OF 1933
                    ------------

           HARNISCHFEGER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

          DELAWARE               39-1566457
     (State or other               (I.R.S. Employer
     jurisdiction of               Identification No.)
     incorporation or
       organization)

     13400 Bishops Lane, Brookfield, Wisconsin    53005
     (Address of Principal Executive Offices) (Zip Code)

                    -------------
                JOY TECHNOLOGIES INC.
                1991 STOCK OPTION AND
                EQUITY INCENTIVE PLAN
              (Full title of the plan)

                    --------------
                    ERIC B. FONSTAD, ESQ.
  Senior Corporate Counsel and Assistant Secretary
           Harnischfeger Industries, Inc.
                 13400 Bishops Lane
             Brookfield, Wisconsin 53005

       (Name and address of agent for service)

                    (414)671-4400
(Telephone number, including area code, of agent for service)

                    -------------

                          CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------

                                                  Proposed
                                   Proposed       Maximum
Title of Securities                Maximum        Aggregate Amount of
     to be               Amount to be   Offering Price Offering  Registration
Registered (1)      Registered (2) Per Share (3)  Price (3) Fee
- -----------------------------------------------------------------------------------------------
Common Stock,
$1 par value        572,890 shares $27.6875       $15,861,891    $5,469.62

- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------

(1) Including one preferred share purchase right appertaining to each share of Common Stock pursuant to a Rights Agreement dated as of February 8, 1989 between the Registrant and the First National Bank of Boston, as Rights Agent.

(2) Pursuant to Rule 416, this Registration Statement shall be deemed to cover any additional shares of Common Stock issuable pursuant to the antidilution provisions of the Plan.

(3) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon the average of the high and low sales prices of the Registrant's Common Stock on January 6, 1995; as reported in The Wall Street Journal.

                       PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                       PART II

 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Harnischfeger
Industries, Inc. (the "Registrant") (Commission File No. 1-
9299) with the Securities and Exchange Commission (the
"Commission") pursuant to Section 13 of the Securities
Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended October 31, 1993;

     (b)  Quarterly Reports on Form 10-Q for the
          quarterly periods ended January 31, 1994, April
          30, 1994 and July 31, 1994;

     (c)  Current Reports on Form 8-K dated August 22,
          1994, September 8, 1994, September 12, 1994 and
          November 29, 1994;

     (d)  Form 10-KA dated September 12, 1994, Amendment
          No. 1 to Report on Form 10-K for the fiscal year ended October 31, 1993;

     (e)  Form 10-KA dated October 27, 1994, Amendment
          No. 2 to Report on Form 10-K for the fiscal year ended October 31, 1993;

     (f)  Form 10-QA dated December 13, 1994, Amendment
          No. 1 to Report on Form 10-Q for the quarterly period ended July 31, 1994; and

     (g)  Current Report on Form 8-K dated March 25,
          1992, including specifically the description of the Registrant's Common Stock in item 5 thereof, which updates the description contained in the Registrant's Statement on Form
          8-B filed on October 20, 1986.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934
Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable



Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the
State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations.
Section 14 of Article III of the Registrant's Bylaws provides for indemnification of any director, officer, employee or agent of the Registrant, or any person serving in the same capacity in any other enterprise at the request of the Registrant, under certain circumstances. Article 6 of the Registrant's Certificate of Incorporation eliminates the liability of directors of the Registrant under certain circumstances for breaches of fiduciary duty to the Registrant and its stockholders, as permitted by Section
102(b)7 of the Delaware General Corporation Law.

     The Registrant is insured against certain liabilities which it may incur by reason of Section 14, Article III, of its Bylaws. In addition, officers and directors are insured, at the expense of the Registrant, against certain liabilities which might arise out of their employment and which might not be subject to indemnification under the Bylaws.

Item 7.  Exemption from Registration Claimed.

     Not applicable

Item 8.  Exhibits

     See Exhibit Index following Signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1)  To file, during any period in which
offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)  To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement:

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration
Statement shall be deemed to be a new Registration
Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (h) Reference is made to the indemnification provisions referred to in Item 6 of the Registration
Statement.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on January 9, 1995.

                    HARNISCHFEGER INDUSTRIES, INC.
                    (Registrant)


                    By: /s/ FRANCIS M. CORBY, JR.
                    ------------------------------
                        Francis M. Corby, Jr.
                        Executive Vice President for
                        Finance and Administration


                  -----------------

                  POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints
Jeffery T. Grade and Francis M. Corby, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                    -------------

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature                          Title

/s/JEFFERY T. GRADE                Chairman and Chief
- --------------------------         Executive Officer
Jeffery T. Grade

/s/FRANCIS M. CORBY, JR .          Executive Vice
- --------------------------         President for
Francis M. Corby, Jr.              Finance and
Administration

/s/JAMES C. BENJAMIN               Vice President and
- --------------------------         Controller
James C. Benjamin

                              Director
- --------------------------
Donna M. Alvarado

**                            Director
- --------------------------
John D. Correnti

**                            Director
- --------------------------
Don H. Davis, Jr.

**                            Director
- --------------------------
Harry L. Davis

**                            Director
- --------------------------
Robert M. Gerrity

**                            Director
- --------------------------
Robert B. Hoffman

**                            Director
- --------------------------
Ralph C. Joynes

**                            Director
- --------------------------
Herbert V. Kohler, Jr.

**                            Director
- --------------------------
Jean-Pierre Labruyere

**                            Director
- --------------------------
Robert F. Schnoes

**                            Director
- --------------------------
Donald Taylor

                              Director
- --------------------------
C.R. Whitney


                  ----------------

          * Each of these signatures is affixed as of January 9, 1995.

          **Francis M. Corby, Jr., by signing his name hereto, does hereby sign and execute this registration statement on behalf of each of the above-named Directors of Harnischfeger Industries, Inc. pursuant to the above power of attorney executed by each of such Directors.

                              January 9, 1994


By:  /s/ Francis M. Corby, Jr.
- ---------------------------------------
Francis M. Corby, Jr., Attorney-in-Fact



           HARNISCHFEGER INDUSTRIES, INC.
                 (the "Registrant")
            (Commission File No. 1-9299)

                    EXHIBIT INDEX
                         TO
           FORM S-8 REGISTRATION STATEMENT

Exhibit                                 Incorporated Herein Filed     Sequential
Number    Description                        by Reference To          Herewith Page No.

4.1(a)    Certificate of Incorporation of    Exhibit 28.1(a) to
          Harnischfeger Industries, Inc.     Registrant's Current
          dated September 16, 1986      Report on Form 8-K
                                        dated March 25, 1992.

4.1(b)    Certificate of Designations of     Exhibit 28.1(b) to
          Preferred Stock, Series D          Registrant's Current
                                        Report on  Form 8-K
                                        dated March 25, 1992
4.1(c)    Certificate of Amendment of                                 X
          Certificate of Incorporation
          of Harnischfeger Industries,
          Inc., dated November 28, 1994

4.2       Rights Agreement dated as of       Exhibit 1 to Registrant's
          February 8, 1989 between           Registration Statement on
          Harnischfeger Industries, Inc.     Form 8-A filed on February
          and The First National Bank of     9, 1989
          Boston, as Rights Agent, which
          includes as Exhibit A the
          Certificate of Designations of
          Preferred Stock, Series D, setting
          forth the terms of the Preferred
          Stock, Series D; as Exhibit B the
          Form of Rights Certificate; and as
          Exhibit C the Summary of Rights to
          Purchase Preferred Stock, Series D.

4.3       Bylaws of Harnischfeger Industries,                              X
          Inc., as amended on December 5, 1994

5*

23        Consent of Price Waterhouse                                 X

24        Powers of Attorney                                Signature Page
                                                            to this
                                                            Registration Statement

99.1      Joy Technologies Inc. 1991 Stock Option                     X
          and Equity Incentive Plan

99.2      Amendment No. 1 to Joy Technologies 1991                         X
          Stock Option and Equity Incentive Plan

- ----------------------------------------------------------------------------------------------

          * No opinion of counsel is being filed herewith because there is no present intention to use original issuance securities for purposes of the Plan.



                                   EXHIBIT 4.1(c)

              CERTIFICATE OF AMENDMENT
                         OF
            CERTIFICATE OF INCORPORATION


     HARNISCHFEGER INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General
Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST:    That the Board of Directors of said
corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment of Article 4 of the Certificate of Incorporation of said corporation:

     RESOLVED, that of the Certificate of Incorporation of Harnischfeger Industries, Inc. be amended by changing the first paragraph of Article 4 thereof so that, as amended, said paragraph shall be and read as follows:

               The number of shares which the
          Corporation shall have authority to issue, itemized by classes, par value of shares, shares without par value, and series, if any, within a class, is:

                                   Par Value
                                   Per Share
                                   or Statement
                                   That Shares
           Series    Number of          Are Without
Class          (if any)     Shares       Par Value
- -----          --------   ---------          ------------
Preferred To be issued
          in series     250,000            $100
Common    None      100,000,000            $  1

     SECOND:   That the aforesaid amendment has been
authorized by the affirmative vote of the holders of at least two thirds of the combined voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting as a single class.

     THIRD:    That the aforesaid amendment was duly
adopted in accordance with the applicable provisions of
Section 242 of the General Corporation Law of the State of
Delaware.

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed this 29th day of November, 1994.

                    HARNISCHFEGER INDUSTRIES, INC.



                    By: /s/ Jeffery T. Grade
                    ------------------------------
                    Jeffery T. Grade, Chairman


ATTEST:



By:  /s/ K. Thor Lundgren
     --------------------------
     K. Thor Lundgren, Secretary



                                   EXHIBIT 4.3

                                   12/5/94

                             B Y L A W S
                                 OF
                    HARNISCHFEGER INDUSTRIES, INC.

                              ARTICLE I
                               OFFICES
                               -------
     The initial registered office of the corporation required by the Delaware General Corporation Law shall be 100 West Tenth Street, City of Wilmington, County of New
Castle, State of Delaware, and the address of the registered office may be changed from time to time by the Board of Directors.

     The principal business office of the corporation shall be located in the Village of Brookfield, County of Waukesha, State of Wisconsin. The corporation may have such other offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

     The registered office of the corporation required by the Wisconsin Business Corporation Law may be, but need not be, the same as its place of business in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors.


                              ARTICLE II
                             STOCKHOLDERS
                             ------------

     SECTION 1. Annual Meeting. The annual meeting of the stockholders shall be held on the first Monday in the month of March in each year, beginning with the year 1984, at the hour of 10:00 o'clock A.M., or at such other hour as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state where the meeting is to be held, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for the annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is convenient.

     SECTION 2. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chief Executive
Officer or by the Board of Directors, and shall be called by the Chief Executive Officer at the request of the holders of not less than eighty percent of all the outstanding shares of the corporation entitled to vote at the meeting.

     SECTION 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the corporation in the State of Wisconsin.

     SECTION 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the stockholder at the stockholder's address as it appears on the records of the corporation, with postage thereon prepaid.

     SECTION 5. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the close of business on the date next preceding the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 6. Voting Lists. The officer or agent having charge of the stock ledger of the corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each; which list, for a period of ten days prior to such meeting, shall be kept at the place where the meeting is to be held, or at another place within the city where the meeting is to be held, which other place shall be specified in the notice of meeting and the list shall be subject to inspection by any stockholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock ledger shall be prima facie evidence as to who are the stockholders entitled to examine such list or ledger or to vote at any meeting of stockholders. Failure to comply with the requirements of this section will not affect the validity of any action taken at such meeting.

     SECTION 7. Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by Delaware law, the Articles of Incorporation, or these Bylaws. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 8. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by the stockholder's duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

     SECTION 9.  Voting of Shares.  Each outstanding
share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of any class or classes are enlarged, limited or denied by the Articles of Incorporation or in the manner therein provided.

     SECTION 10.  Voting of Shares by Certain Holders.
Neither treasury shares nor shares of the corporation held by another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall be entitled to vote or to be counted for quorum purposes. Nothing in this paragraph shall be construed as limiting the right of the corporation to vote its own stock held by it in a fiduciary capacity.

     Shares standing in the name of another corporation, domestic or foreign, may be voted in the name of such corporation by its President or such other officer as the President may appoint or pursuant to any proxy executed in the name of such corporation by its President or such other officer as the President may appoint in the absence of express written notice filed with the Secretary that such President or other officer has no authority to vote such shares.

     Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by such administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors. Shares standing in the name of a fiduciary may be voted by such fiduciary, either in person or by proxy.

     A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee's proxy, may represent such stock and vote thereon.

     SECTION 11.  Stockholder Proposals.   No proposal for
a stockholder vote shall be submitted by a stockholder (a
"Stockholder Proposal") to the corporation's stockholders unless the stockholder submitting such proposal (the
"Proponent") shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all Persons acting in concert with the Proponent (ii) the name and address of the Proponent and the Persons identified in clause (i), as they appear on the corporation's books (if they so appear),
(iii) the class and number of shares of the corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of the corporation to consider the Stockholder
Proposal. As used in this Section, the term "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

    The presiding officer at any stockholders' meeting may determine that any Stockholder Proposal was not made in accordance with the procedures prescribed in these Bylaws or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the Stockholder Proposal shall be disregarded.

    Stockholder Proposals shall be delivered to the Secretary at the principal executive office of the corporation not less than ninety (90) days before the date of the stockholders' meeting if such Stockholder Proposal is to be submitted at an annual stockholders' meeting
(provided, however, that if such annual meeting is called to be held before the date specified in Section 1 hereof, such Stockholder Proposal shall be delivered no later than the close of business on the 15th day following the day on which notice of the date of the annual stockholders' meeting was given). Stockholder Proposals shall be so delivered to the Secretary at the principal executive office of the corporation no later than the close of business on the 15th day following the day on which notice of the date of a special meeting of stockholders was given if the Stockholder Proposal is to be submitted at a special stockholders' meeting.

                           ARTICLE III
                        BOARD OF DIRECTORS
                        ------------------

     SECTION 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

     SECTION 2.  Number. Tenure and Qualifications.  The
number of directors of the corporation shall be thirteen.
Two of the three classes of Directors established by the corporation's Certificate of Incorporation shall consist of four members each and one class shall consist of five members, subject to modification by resolution of the Board of Directors. Each director shall hold office for the term provided in the Certificate of Incorporation and until such director's successor shall have been elected and qualified, or until such director's earlier death or resignation. No director shall be or be deemed to be removed from office prior to the expiration of such director's term in office by virtue of a reduction in the number of directors.
Directors need not be residents of the State of Delaware or stockholders of the corporation.

     SECTION 3.  Annual Meetings.  An annual meeting of the
Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the Annual Meeting of Stockholders.

     SECTION 4.  Special Meetings.  Special meetings of the
Board of Directors may be called by or at the request of the Chairman or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

     SECTION 5.  Notice.  Notice of any special meeting
shall be given at least 48 hours previous thereto by written notice delivered personally or mailed to each director at such director's business address, or by telegram. If mailed, such notice shall be deemed to be given when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company.
Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because of the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

    SECTION 6.  Quorum.  A majority of the number of
directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     SECTION 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

    SECTION 8.  Nomination of Directors; Vacancies.
Candidates for director shall be nominated either (i) by the Board of Directors or a committee appointed by the Board of Directors or (ii) by nomination at any stockholders' meeting by or on behalf of any stockholder entitled to vote at such meeting provided that written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not later than (1) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days in advance of such meeting, and (2) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
(b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange
Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled for the remainder of the unexpired term by the affirmative vote of a majority of the directors then in office although less than a quorum.

     SECTION 9.  Action by Directors Without a Meeting.
Any action required to be taken at a meeting of directors, or at a meeting of a committee of directors, or any other action which may be taken at a meeting, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors or members of the committee thereof entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote.

     SECTION 10.  Participation in a Meeting by Telephone.
Members of the Board of Directors or any committee of directors may participate in a meeting of such Board or committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participating in a meeting pursuant to this section 10 shall constitute presence in person at such meeting.

     SECTION 11. Compensation. The Board of Directors, by majority vote of the directors then in office and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or to delegate such authority to an appropriate committee. The
Board of Directors also shall have authority to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents and beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation. The
Board of Directors may be paid their expenses, if any, of attendance at each such meeting of the Board.

     SECTION 12. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director's dissent is entered in the minutes of the meeting or unless such director files a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 13.  Validity of Contracts.  No contract or
other transaction entered into by the corporation shall be affected by the fact that a director or officer of the corporation is in any way interested in or connected with any party to such contract or transaction, or is a party to such contract or transaction, even though in the case of a director the vote of the director having such interest or connection shall have been necessary to obligate the corporation upon such contract or transaction; provided, however, that in any such case (i) the material facts of such interest are known or disclosed to the directors or stockholders and the contract or transaction is authorized or approved in good faith by the stockholders or by the Board of Directors or a committee thereof through the affirmative vote of a majority of the disinterested directors (even though not a quorum), or (ii) the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified by the stockholders, or by the Board of Directors, or by a committee thereof.

     SECTION 14.  Indemnification and Insurance.   Each
person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, arbitration, mediation or proceeding, whether civil, criminal, administrative or investigative, whether domestic or foreign (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent not prohibited by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss
(including without limitation attorneys' fees and expenses, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such indemnification as to such alleged action or inaction shall continue as to a person who has ceased after such alleged action or inaction to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators;
provided, however, that, except as provided in the following paragraph, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board unless such proceeding (or part thereof) is a counter claim, cross-claim, third party claim or appeal brought by such person in any proceeding. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further appeal that such director or officer is not entitled to be indemnified for such expenses under this Section or otherwise. The corporation may, by action of the Board, provide indemnification to an employee or agent of the corporation or to a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise of which the corporation owns fifty percent or more with the same scope and effect as the foregoing indemnification of directors and officers or such lesser scope and effect as shall be determined by action of the Board.

     If a claim under the preceding paragraph is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part in any such claim or suit, or in a claim or suit brought by the corporation to recover an advancement of expenses under this paragraph, the claimant shall be entitled to be paid also the expense of prosecuting or defending any such claim or suit. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the applicable standard of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General
Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by such person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses hereunder, the burden of proving that such person is not entitled to be indemnified, or to have or retain such advancement of expenses, shall be on the corporation.

     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

     The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

     In the event that any of the provisions of this
Section 14 (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

     SECTION 15.  Committees of Directors.  The Board of
Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate committee members, who may replace any absent or disqualified member at any committee meeting. In the absence or disqualification of a committee member, the member or members present at any meeting and not disqualified from voting, whether such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. Any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation
(except that a committee may, to the extent authorized in the resolution(s) providing for the issuance of shares of stock adopted by the Board, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock, or to adopt a certificate of ownership and merger.

                            ARTICLE IV
                             OFFICERS
                             --------

     SECTION 1. Number. The officers of the corporation shall be a Chairman of the Board (who must be a member of the Board of Directors and who also may be an employee of the corporation), a Chief Executive Officer, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Treasurer and a Controller, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect a Chief Operating Officer and one or more Group
Presidents and may designate one or more of the Vice
Presidents as Executive Vice Presidents or Senior Vice
Presidents. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary, and the offices of President and Vice President.

     SECTION 2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such officer's successor shall have been duly elected or until such officer's death or until such officer shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

     SECTION 4.  Vacancies.  A vacancy in any office
because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

    SECTION 5.  Chairman of the Board.  The Chairman of the
Board shall preside at all meetings of the Board of Directors and stockholders.

   SECTION 6.  Chief Executive Officer.  The Chief
Executive Officer shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall supervise and control all of the business and affairs of the corporation, and establish current and long-range objectives, plans and policies. The
Chief Executive Officer shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as the Chief Executive Officer shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chief Executive
Officer. The Chief Executive Officer shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, the Chief Executive Officer may authorize the President, an Executive Vice President,
Senior Vice President, or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in the Chief Executive Officer's place and stead. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief
Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chairman of the Board, the Chief
Executive Officer shall, when present, preside at all meetings of the stockholders and the Board of Directors.

     SECTION 7.  President.  The President shall direct,
administer and coordinate the activities of the corporation in accordance with policies, goals and objectives established by the Chief Executive Officer and the Board of Directors. The President shall also assist the Chief
Executive Officer in the development of corporate policies and goals. In the absence of both the Chairman of the Board and the Chief Executive Officer, the President shall, when present, preside at all meetings of the stockholders and the Board of Directors.

    SECTION 8.  The Chief Operating Officer, Group
Presidents and the Vice Presidents. In the absence of the President or in the event of the President's death, inability or refusal to act, the Chief Operating Officer, the Group Presidents and the Executive Vice Presidents in the order designated at the time of their election, or, in the absence of any designation, then in the order of their election (or in the event there be no Chief Operating
Officer, Group Presidents or Executive Vice Presidents or they are incapable of acting, the Senior Vice Presidents in the order designated at the time of their election, or, in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may designate certain Vice Presidents as being in charge of designated divisions, plants, or functions of the corporation's business and add appropriate description to their title. Any Chief Operating Officer, Group President or Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to such Chief Operating
Officer, Group President or Vice President by the Chief
Executive Officer or by the Board of Directors.

    SECTION 9. The Secretary. The Secretary shall: (a) keep the minutes of the stockholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the Chief Executive Officer, President, or any Vice
President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer or by the Board of Directors.

   SECTION 10. The Treasurer. The Treasurer shall give a bond for the faithful discharge of the Treasurer's duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and (b) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chief Executive Officer or by the Board of Directors.

     SECTION 11.  The Controller.  The Controller shall:
(a) keep, or cause to be kept, correct and complete books and records of account, including full and accurate accounts of receipts and disbursements in books belonging to the corporation; and (b) in general, perform all duties incident to the office of Controller and such other duties as from time to time may be assigned to the Controller by the Chief Executive Officer or by the Board of Directors.

     SECTION 12.  Assistant Secretaries and Assistant
Treasurers. The Assistant Secretaries may sign with the President, or any Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors.
Assistant Treasurers shall respectively give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.
The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the Board of Directors.

     SECTION 13.  Salaries.  The salaries of the officers
shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

                           ARTICLE V
                    APPOINTED EXECUTIVES
                    --------------------

     SECTION 1.  Vice Presidents.  The Chief Executive
Officer may appoint, from time to time, as the Chief
Executive Officer may see fit, and fix the compensation of, one or more Vice Presidents whose title will include words describing the function of such Vice President's office and the group, division or other unit of the Company in which such Vice President's office is located. Each of such appointed Vice Presidents shall hold office during the pleasure of the Chief Executive Officer, shall perform such duties as the Chief Executive Officer may assign, and shall exercise the authority set forth in the Chief Executive
Officer's letter appointing such Vice President.

     SECTION 2. Assistants. The Chief Executive Officer may appoint, from time to time, as the Chief Executive
Officer may see fit, and fix the compensation of, one or more Assistants to the Chairman, one or more Assistants to the President, and one or more Assistants to the Vice
Presidents, each of whom shall hold office during the pleasure of the Chief Executive Officer, and shall perform such duties as the Chief Executive Officer may assign.

                            ARTICLE VI
               CONTRACTS, LOANS, CHECKS AND DEPOSITS
               -------------------------------------

     SECTION 1.  Contracts.  The Board of Directors may
authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 2.  Loans.  No loans shall be contracted on
behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4.  Deposits.  All funds of the corporation
not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                           ARTICLE VII
             CERTIFICATE FOR SHARES AND THEIR TRANSFER
             -----------------------------------------

     SECTION 1.  Certificates for Shares.  Certificates
representing shares of the corporation shall be in such form as shall be determined by the Board of Directors.
Such certificates shall be signed by the Chief Executive
Officer, President, or any Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock ledger of the corporation.

     All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     SECTION 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock ledger of the corporation by the holder of record thereof or by such person's legal representative, who shall, if so required, furnish proper evidence of authority to transfer, or by such person's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                          ARTICLE VIII
                           FISCAL YEAR
                          ------------

     The fiscal year of the corporation shall begin on the first day of November and end on the thirty-first day of October in each year.


                           ARTICLE IX
                            DIVIDENDS
                           ----------

     The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by the Articles of Incorporation.


                            ARTICLE X
                               SEAL
                            ---------
     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "Corporate Seal".


                            ARTICLE XI
                         WAIVER OF NOTICE
                         ----------------

     Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Delaware General Corporation Law, a waiver thereof in writing, signed at any time by the person or persons entitled to such notice of the meeting, shall be deemed equivalent to the giving of such notice.


                            ARTICLE XII
                             AMENDMENTS
                             ----------

     These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting thereof only with the affirmative vote of at least 80% of the total number of Directors.

                                   EXHIBIT 23

         CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 29, 1993, except as to Notes 8, 10, and 17, which are as of October 19, 1994, appearing on page
40 of the Harnischfeger Industries, Inc. Annual Report on
Form 10-K/A (Amendment No. 2) for the year ended October
31, 1993.


/s/PRICE WATERHOUSE

PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
January 9, 1995


                              Exhibit 99.1

                JOY TECHNOLOGIES INC.
     1991 STOCK OPTION AND EQUITY INCENTIVE PLAN


1.   Purpose

     The purpose of the Joy Technologies 1991 Stock Option and Equity Incentive Plan (the "Plan") is to provide an incentive to, and a reward for, certain employees
     (selected as hereinafter set forth) of Joy
     Technologies Inc. (the "Company") and its subsidiaries (as defined below) by granting to such employees ("Key Employees"), Directors and Officers the following cumulative rights: (i) incentive stock options (the "ISOs") within the meaning of Section
     422 of the Internal Revenue Code of 1986, as amended
     (the "Code") to acquire Class A Common Stock, par value $.01 per share of the Company (the "Common
     Stock"); (ii) options not constituting ISOs (the
     "NQSOs"), to acquire Common Stock; and (iii) stock appreciation rights ("SARs"). For purposes of the Plan, "subsidiaries" shall include any corporation in which the Company shall own, directly or indirectly, 50 percent or more of the securities entitled to vote at the election of directors for such corporation.

2.   Effective Date and Term of Plan

     (a)  The Plan was approved by the Board on November
          12, 1991. The Plan will become effective immediately upon approval thereof by the Company's shareholders (the "Effective Date").

     (b) Unless sooner terminated, the Plan shall continue in effect from the Effective Date until the tenth anniversary thereof. In no event shall an ISO be granted more than ten years after the Effective Date. Options or SARs granted prior to the termination of the Plan shall remain in effect until their exercise, surrender, cancellation or expiration in accordance with their terms.

3.   Stock Subject to the Plan

     (a) Subject to adjustment as provided in Section 14 below, the aggregate number of shares of Common
          Stock to be delivered upon exercise of all Options granted under the Plan shall not exceed
          One Million Five Hundred Thousand (1,500,000), subject to adjustment in accordance with
          Section 14 hereof.

     (b) If any Option granted under the Plan expires, terminates or is cancelled without having been exercised in full, the number of shares of Common Stock as to which the Option has not been exercised shall become available for further grants under the Plan; provided that in no event shall the aggregate of (i) shares of Common Stock issued, or issuable, on exercise of Options, plus (ii) the number of SARs exercised, or exercisable (less those which, if exercised, would cancel outstanding Options) hereunder, exceed the limit set forth in Section (a) above.

     (c) Upon exercise of an Option, the Company may issue authorized but unissued shares of Common
          Stock, shares of Common Stock held in its treasury, or both. There shall be reserved at all times for issuance under the Plan the maximum number of shares of Common Stock
          (either authorized but unissued shares or shares held in the treasury of the Company or both) subject to all Options that may be granted under the Plan.

     (d) Shares of Common Stock issued upon the exercise of an Option shall be fully paid and nonassessable.

     (e)  Unless otherwise determined by the Committee
          (as defined below) no fractional share of Common Stock shall be issued or transferred upon exercise of an Option under the Plan.

4.   Administration of the Plan

     (a) Committee. The Plan shall be administered by a Committee of the Board of Directors (the
          "Committee"). The Committee shall consist of not less than two members, all of whom shall be Directors who are "disinterested within the meaning of Rule 16b-3(c)(2)(i) of the Securities Exchange Act of 1934, as amended
          (the "1934 Act"). The Committee shall be appointed by, and serve at the pleasure of, the Board of Directors.

     (b) Authority. Subject to the specific limitations and restrictions set forth in the Plan, the Committee shall have the authority: (i) to grant ISO's to such Key Employees as the Committee shall select; (ii) to grant NQSOs to such Employees and Directors as the Committee shall select (the grantee of an ISO or NQSO being hereinafter referred to as an "Optionee"); (iii) to grant SAR's in tandem with ISOs or NQSOs, as further described below;
          (iv) to make all determinations necessary or desirable for the administration of the Plan including, within any applicable limits specifically set out in the Plan, the number of shares of Common Stock that may be purchased under an Option, the price at which an Option may be exercisable, and the period during which an Optionee must remain in the employ of the Company or a subsidiary of the Company prior to the exercise of an Option; (v) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option or SAR granted under the Plan, in a manner that the Committee deems necessary or desirable;
          (vi) to amend any Option or SAR granted under the Plan, subject to the provisions of the Plan, and (vii) to grant to Optionees in exchange for their surrender of Options or SARs, new Options or SARs containing such other terms and conditions as the Committee, in its discretion and subject to the provisions of the Plan, shall deem necessary or desirable. Any determination made by the Committee in connection with its administration of the Plan shall be conclusive and binding upon all Optionees. Nothing in this Section 4(b) shall give the Committee the power to increase the total number of shares of Common stock that may be purchased on exercise of Options (except as provided in Section 14 below) or to take any other action inconsistent with the limitations described in Section 3(a) and 3(b) above, or extend the period during which an ISO is exercisable beyond ten years (or five years in the case of a Ten Percent Shareholder) from the date of grant thereof.

     (c)  Liability/Protection.  No member of the
          Committee shall be liable, in the absence of bad faith, for any act or omission with respect to serving as a member of the Committee.
          Service as a member of the Committee shall constitute service as a member of the Board of Directors so that members of the Committee shall be entitled to indemnification for their service on the Committee to the full extent provided for service as members of the Board of Directors.

5.   Eligibility.  The Committee shall determine the Key
     Employees, other employees and Directors and Officers of the Company and its subsidiaries and other individuals to whom Options and SARs shall be granted and, subject to Sections 3(a) and 3)b) above, and Sections 6(d) and 14 below, the number of shares of Common Stock that may be purchased under each Option.

6.   Option Grants.

     (a) Option Agreement. Each Option granted under the Plan shall be evidenced by a stock option agreement (the "Option Agreement"). The Option
          Agreement shall be subject to the terms and conditions of the Plan and may contain additional terms and conditions (which may vary from Optionee to Optionee) not inconsistent with Plan, as the Committee may deem necessary or desirable. The Committee may, at any time, amend an Option Agreement, subject to the provisions of the Plan. Appropriate officers of the Company are hereby authorized to execute and deliver Option Agreements, and amendments thereto, in the name of the Company.

     (b) Option Price. The Option Price of each share of Common Stock purchasable under an Option granted under the Plan shall be determined by the Committee at the time the Option is granted and shall be specified in the Option Agreement.
          The Option Price shall not be less than (i) in the case of a grant of an ISO to a Key Employee who, at the time of the grant, is not a Ten
          Percent Shareholder (as defined below), 100 percent of the fair market value of a share of Common Stock as determined on the date the Option is granted, (ii) in the case of a grant of an ISO to a Key Employee who, at the time of grant, owns stock representing more than ten percent of the total combined voting power of all classes of stock of the Company or of any subsidiary (a "Ten Percent Stockholder"), 110 percent of the fair market value of a share of Common Stock as determined on the date the Option is granted, or (iii) in the case of a Nonqualified Stock Option, the price determined by the Committee. The fair market value of a share of Common Stock for purposes of determining the Option Price shall be determined by the Committee in accordance with any reasonable method of valuation consistent with applicable requirements of Federal tax law, including, as applicable, the provisions of Section 422(c)(7) of the Internal Revenue
          Code of 1986, as amended. The Option Price shall be subject to adjustment in accordance with Section 14 hereof.

     (c)  Number of Shares of Common Stock.  Each Option
          Agreement shall specify the number of shares of Common Stock which the Optionee may purchase.
          The Committee shall have the authority to allow a form of payment other than cash.

     (d) Option Term. The Committee shall have the authority to determine in its discretion the length of the option term. Notwithstanding the preceding sentence, the option term shall not be longer than ten (10) years from the date of grant.

7.   Exercise of Options.

          General Rules. Subject to applicable law and other terms and conditions of the Plan, including the limitations and restrictions set forth in Section 6 above, and Section 8 below, an Option granted under the Plan shall be exercisable at such time, or times, upon the occurrence of such event or events for such period or periods, in such amount or amounts, and upon the satisfaction of such terms and conditions including, without limitation, terms and conditions relating to notice of exercise, the date the Option is deemed exercised, delivery and transferability of shares and withholding of taxes, as the Committee shall determine and specify in the Option Agreement.
          The aggregate fair market value (determined at the time the option is granted) of the Common
          Stock with respect to which an ISO or ISOs granted to any Key Employee is/are to become exercisable for the first time during any calendar year (under the Plan and any other plan of the Company and its subsidiary corporations) shall not exceed One Hundred
          Thousand Dollars ($100,000). The application of the limitation set forth in the preceding sentence to any individual Option shall be determined by the Committee subject to applicable rules and regulation under Section
          422 of the Code. However, no option granted hereunder may provide for exercise in the form of stock or other securities of the Company unless the plan meets the requirements of Rule
          16(b)(3) of the 1934 Act (17 CFR 240.16b-3).

8. Expiration of Options. The unexercised portion of any Option granted under the Plan shall automatically and without notice expire and become null and void at the time of the earliest to occur of the following:

     (a) the expiration of ten years from the date on which the Option is granted or such shorter term as may be specified in the Option
          Agreement; or

     (b) the expiration of the period specified in the Option Agreement following the termination of the Optionee's employment with the Company.
          Anything to the contrary notwithstanding, in the case of an ISO, such Option shall by its terms not be exercisable after the expiration of ten years (or, in the case of a Ten Percent
          Stockholder, five years) from the date such Option is granted.

9.   Terms and Conditions of SARs.

     (a) General. The Committee may, in its sole discretion, grant an SAR to a Key Employee, other employee or Director (the "Option
          Holder") in tandem with an Option granted under the Plan. An SAR shall entitle the Option
          Holder to receive for each share of Common
          Stock ("Share") as to which the SAR is
          exercisable, an amount in cash equal to the excess of the fair market value of such Share over the exercise price per share of the tandem
          Option. The SAR shall be subject to such additional terms and conditions as the Committee shall determine, which terms and conditions shall be set forth in the Option
          Agreement.

     (b) Exercise. Exercise of an SAR shall reduce the number of shares of Common Stock subject to the tandem Option on a share-for-share basis, and the exercise of an Option shall reduce the number of shares subject to the tandem SAR on a share-for-share basis as well.

     (c) Payment. An Option Holder is entitled to payment upon exercise of an SAR only if, and to the extent that, the Option Holder exercises such SAR during the period beginning on the third business day following the date of release for publication of the Company's quarterly or annual statements of sales and earnings and ending the twelfth business day following such date.

10. Non-Transferability of Options and SARs. No Option or SAR granted under the Plan shall be transferable by an Optionee other than by will or the laws of descent or distribution. During the lifetime of an Optionee, an Option or SAR shall be exercisable only by the Optionee. Any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of, or to subject to execution, attachment or similar process, any Option or SAR other than as permitted above shall be null and void and of no effect, and shall result in the forfeiture of all rights as to such option or SAR.

11.  Optionee to Have No Rights as Stockholder.  Until an
     Optionee has made payment of the Option Price, has paid or has had satisfied any applicable withholding taxes, and has had issued to him a certificate or certificates for the shares of Common Stock so acquired, the Optionee shall have no rights as a stockholder of the Company with respect to the Common
     Stock.

12.  Limitation on Issue of Transfer of Shares.
     Notwithstanding any provision of the Plan or the terms of any Option or SAR granted pursuant to the Plan, the Company shall not be required to issue any shares of Common Stock if such issue or transfer would, in the judgment of the Committee, constitute a violation of any state or federal law or the rules or regulations of any governmental regulatory body or any securities exchange.

13. No Right to Continued Employment. Neither an Option nor an SAR granted under the Plan shall confer upon an Optionee any right to continued employment with the Company or its subsidiaries, nor shall it interfere in any way with the right of the Company or its subsidiaries to terminate an Optionee's employment at any time.

14.  Adjustments for Change in Capital Structure and
     Special Transactions.

     (a) Recapitalization, etc. In the event of a stock dividend, stock split or recapitalization or a corporate reorganization in which the Company is a surviving corporation, including without limitation a merger, consolidation, split-up or spin-off or a liquidation or distribution of securities or assets (other than cash dividends), the number or kinds of shares subject to the Plan or to any Option or SAR previously granted and the Option Price may be adjusted by the Committee as it determines in its reasonable discretion. Any fractional share resulting from such adjustment may be eliminated at the discretion of the Committee.

     (b) Special Transactions. In the event of a merger, consolidation or other form of reorganization of the Company with or into another corporation (other than a merger, consolidation or other form of reorganization in which the Company is the surviving corporation), a sale or transfer of all or substantially all of the assets of the Company or a tender or exchange offer made by any corporation, person or entity (other than an offer made by the Company), the Committee, either before or after the merger, consolidation or other form of reorganization, may take such action as it determines in its reasonable discretion with respect to the number or kinds of shares subject to the Plan, any Option or SAR granted under the Plan. Such action by the Committee may include (but shall not be limited to) the following:

          (i)  accelerating the full exercisability of
               an Option or SAR during such period as
               the Committee shall prescribe following
               the public announcement of such merger,
               consolidation, other form or
               reorganization, sale or transfer of
               assets or tender or exchange offer;

          (ii) permitting an Optionee at any time during such period as the Committee shall prescribe in connection with such merger, consolidation, other form or reorganization, sale or transfer of assets or tender or exchange offer to surrender his Option or SAR, or both (or any portion thereof), to the Company in exchange for a cash payment in an amount and in a manner determined by the Committee; or

          (iii) requiring an Optionee, at any time in connection with such merger, consolidation, other form of reorganization, sale or transfer of assets or tender or exchange offer, to surrender his Option or SAR (or any portion thereof) to the Company (A) in exchange for a cash payment as described in clause (ii) above, or (B) in exchange for, and subject to shareholder approval of, a substitute option or a substitute SAR issued by the corporation surviving such merger, consolidation or other form of reorganization (or an affiliate of such corporation), or the corporation acquiring such assets (or an affiliate of such corporation), which the Committee, in its sole discretion, determines to have a value substantially equivalent to the value of the Option or SAR surrendered.

15. Withholding. Whenever under this Plan any payments are to be made in cash, such payments may be made net on any amount sufficient to satisfy federal, state and local withholding tax requirements.

16. Application of Proceeds. The proceeds received by the Company from the issuance of shares of Common
     Stock under the plan shall be used for general corporate purposes.

17.  Amendment, Suspension or Termination of the Plan.
     The Board of Directors may, at any time, amend, suspend or terminate any and all parts of the Plan in addition to any Option or SAR granted under the Plan in such respects as the Board of Directors shall deem necessary or desirable, except that no such action may be taken which would impair the rights of any Optionee with respect to any Option or SAR previously granted under the Plan without the Optionee's consent.

18. Governing Law. The Plan shall be governed by the laws of the State of New York without regard to the principles of conflict of laws. In case any one or more of the provisions contained herein are for any reason deemed to be invalid, illegal or unenforceable in any respect by a judicial body such illegality, invalidity or unenforceability shall not effect any other provision of this Plan. This Plan shall be construed as if such invalid, unenforceable or illegal provision had never been contained herein.

19. References. In the event of the death of an Optionee, an Option Holder or a holder of an SAR, or a judicial determination of his/her physical or mental incompetence, reference in the Plan to the Optionee or Option Holder or the holder of an SAR shall be deemed, where appropriate, to refer to his/her beneficiary or his/her legal representative.


                                   EXHIBIT 99.2

               AMENDMENT NO. 1 TO THE
                JOY TECHNOLOGIES INC.
     1991 STOCK OPTION AND EQUITY INCENTIVE PLAN

     THIS AMENDMENT ("AMENDMENT") DATED AS OF NOVEMBER 29,
1994, to the Joy Technologies Inc. 1991 Stock Option and
Equity Incentive Plan, ("Stock Option Plan") of Joy
Technologies Inc. ("JTI") is made pursuant to Paragraph 17 of the Stock Option Plan.

     WHEREAS, under the terms of the Stock Option Plan, certain key employees (each an "Optionee") of JTI have previously been granted rights with respect to options under the terms of the Stock Option Plan;

     WHEREAS, on November 29, 1994, Harnischfeger
Industries, Inc. ("HII") acquired JTI through a stock-for-stock merger;

     WHEREAS, the Stock Option Plan provides for the adjustment of outstanding JTI options in the event of such a merger;

     WHEREAS, JTI and HII have taken steps to memorialize such adjustment of outstanding JTI options through amendments to individual Stock Option Agreements with Optionees; and

     WHEREAS, it is in the best interests of JTI and the Optionees to amend the Stock Option Plan to provide for the issuance of HII Common Stock, $1.00 par value per share, ("HII Stock") upon the exercise of options outstanding under the Stock Option Plan as of the date of the merger and for the continued administration of the Stock Option
Plan following the merger.

     NOW THEREFORE, in consideration of the foregoing:

A. As of November 29, 1994, the Stock Option Plan is amended as follows:

     I.   Paragraph 3 (a) is amended to read as follows"

          "Subject to adjustment as provided in Section
          14 below, the aggregate number of shares of Common Stock to be delivered upon exercise of all Options granted under the Plan shall not exceed Five Hundred Seventy Two Thousand Eight
          Hundred Ninety (572,890), subject to adjustment in accordance with Section 14 hereof."

     II.  Paragraph 3 (c) is amended to read as follows:

          "Upon exercise of an Option, the Company shall deliver shares of HII Common Stock."

     III. Paragraph 3 (d) is amended to read as follows:

          "Shares of HII Common Stock delivered upon exercise of an Option shall be fully paid and nonassessable, except that, under the Wisconsin
          Business Corporation Law, as interpreted by the Supreme Court of Wisconsin, the stockholders of HII, as stockholders of a corporation which is qualified to do business and has its principal place of business in Wisconsin, shall in certain circumstances be personally liable to employees of HII in an amount equal to the consideration paid for the stock owned by such stockholders for the debts owing such employees for services performed for HII, but not exceeding six month's service in any case."

     IV.  Paragraph 4 (a) is amended to read as follows:

          "Committee. The Plan shall be administered by a committee (the "Committee") which shall be the Human Resources Committee of the Board of Directors of HII or such other committee that administers the stock option programs of HII."

     V.   References in Paragraphs 11, 12, 14 and 16 to
          "Company" and "Common Stock" shall mean HII and HII Stock, respectively.

B.   Except as modified as set forth above, the Stock
Option Plan shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the Board of Directors of JTI have caused this amendment to be executed as of the date and year first written above.


/s/ Jeffery T. Grade
- -------------------------
Jeffery T. Grade


/s/ Francis M. Corby, Jr.
- -------------------------
Francis M. Corby, Jr.


/s/ K. Thor Lundgren
- -------------------------
K. Thor Lundgren